UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2005

VIASYS HEALTHCARE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16121	04-3505871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 Washington Street, Suite 200 Conshohocken, Pennsylvania	19428
(Address of principal executive offices)	(Zip Code)

(610) 862-0800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On March 1, 2005, VIASYS Healthcare Inc. acquired the medical division of Oxford Instruments plc (“Oxford Medical”) for a purchase price of £24 million (approximately $46.0 million).  Oxford Medical, which is a business dedicated to the development, design, manufacture and sale of medical diagnostic and monitoring products as well as related disposables and accessories, generated global revenues of approximately $57 million in 2004. Neurophysiology comprises the largest of Oxford Medical’s several business components. Neurophysiology’s principal product lines include electromyography (“EMG”) equipment and EMG needles and neurological disposables.  The business also contains an obstetrics range of antenatal and fetal monitors and an ambulatory cardiology range of products.

VIASYS HEALTHCARE INC.
(Registrant)
Date: March 1, 2005

	By:	/s/ Martin P. Galvan
		Name:	Martin P. Galvan
		Title:	Senior Vice President and Chief Financial Officer